CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" and to the use of our reports dated April 15, 2000, in the Registration Statement (Form SB-2) and related Prospectus of Alttech Ventures Corp. for the registration of shares of its common stock to be sold by selling shareholders.

Vancouver,  Canada
December 20, 2000


Elliott Tulk Pryce Anderson
CHARTERED ACCOUNTANTS


  /s/  Elliott  Tulk  Pryce  Anderson
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Elliott Tulk Pryce Anderson


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